UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KKR Asset-Based Income Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

KKR ASSET-BASED INCOME FUND

(the “Fund”)

555 California Street

50th Floor

San Francisco, CA 94104

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

June 4, 2025

To the Shareholders of the Fund:

Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of the Fund will be held at the offices of Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, New York 10036, on June 16, 2025, at 10:00 a.m. (Eastern Time), for the following purposes:

1)

to adopt a new fundamental policy under which the Fund will periodically offer to repurchase common shares of beneficial interest pursuant to Rule 23c-3 under the Investment Company Act of 1940, as amended (the “1940 Act”) in an amount of not less than 5% and not more than 25% of the Fund’s outstanding common shares of beneficial interest at net asset value once every calendar quarter (the “Repurchase Policy”); and

2)	to transact such other business as may properly come before the Meeting or any postponements or adjournments thereof.

Participating in the Meeting are holders of common shares of beneficial interest (“Common Shares”), and the holders of mandatory redeemable preferred shares of beneficial interest (“Preferred Shares”).

The proposal to adopt the Repurchase Policy is discussed in greater detail in the attached Proxy Statement.

The close of business on May 30, 2025, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any postponements or adjournments thereof.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE SIZE OF YOUR HOLDINGS IN THE FUND. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ASK THAT YOU PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Trustees of:
KKR Asset-Based Income Fund

/s/ Lori Hoffman
Lori Hoffman
Secretary and Vice President

KKR ASSET-BASED INCOME FUND

(the “Fund”)

555 California Street

50th Floor

San Francisco, CA 94104

SPECIAL MEETING OF SHAREHOLDERS

To Be Held June 16, 2025

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of the Fund for use at the Special Meeting of Shareholders of the Fund (the “Meeting”) to be held on June 16, 2025, at 10:00 a.m. (Eastern Time), at the offices of Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, New York 10036, and at any postponements or adjournments thereof. Shareholders of the Fund will meet and vote at the Meeting as to the proposal described herein. The Notice of the Meeting and the Proxy Statement with the accompanying proxy card will be mailed to shareholders on or about June 9, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Meeting To Be Held on June 16, 2025

This Proxy Statement is available online free of charge at www.proxyvote.com.

Other Methods of Proxy Solicitation

In addition to the solicitation of proxies by Internet or mail, regular employees of KKR Credit Advisors (US) LLC (the “Adviser”) and officers and employees of BNY Mellon Investment Servicing (US) Inc. (“BNY”), the Fund’s transfer agent, may also solicit proxies by telephone, Internet or in person and will not receive any compensation therefor from the Fund. The Fund has also engaged Broadridge Financial Solutions, Inc. (“Broadridge”) an independent proxy solicitation firm, to assist in the distribution of the proxy materials and the solicitation and tabulation of proxies. The cost of Broadridge’s services with respect to the Fund is estimated to be approximately $2,106.41, plus reasonable out-of-pocket expenses. The Fund will pay all expenses incurred in connection with preparing the Proxy Statement and its enclosures and expenses associated with proxy solicitation. The Fund will also reimburse brokerage firms and others for their expenses in forwarding solicitation materials to the beneficial owners of the Fund’s Shares (as defined below).

The Fund’s most recent annual and semi-annual report, including audited financial statements for the year ended December 31, 2024, is available upon request, without charge, by writing to the Fund at c/o KKR Credit Advisors (US) LLC, 555 California Street, 50th Floor, San Francisco, California 94104, by calling the Fund at 1-855-862-6092, and on the Securities and Exchange Commission’s website at www.sec.gov.

If the enclosed proxy card is properly executed and returned in time to be voted at the Meeting and has not been revoked, the Shares (as defined below) represented thereby will be voted “FOR” the proposal listed in the Notice, unless instructions to the contrary are marked thereon, and in the discretion of the proxy holders as to the transaction of any other business that may properly come before the Meeting or any postponements or adjournments thereof. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise either by attending the Meeting and voting his or her Shares in person or by submitting a letter of revocation or a later-dated proxy to the Fund at the above address prior to the date of the Meeting.

The holders of one third of the Common Shares entitled to vote on any matter at the Meeting present in person or by proxy shall constitute a quorum at the Meeting for purposes of conducting business. The holders of one third of the Preferred Shares entitled to vote on any matter at the Meeting present in person or by proxy shall constitute a quorum at the Meeting for purposes of conducting business. If a quorum is not present at the Meeting, or if a quorum is present at the Meeting, but sufficient votes to approve any of the proposed items are not received, the Chairman of the Meeting may propose one or more adjournments of the Meeting to permit further solicitation of proxies. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient votes have been received for approval and it is otherwise appropriate. Any such adjournment, if proposed by the Chairman of the Meeting, will require the approval of the affirmative vote of a majority of those Shares present at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies that they are entitled to vote “FOR” any proposal in favor of such adjournment and will vote those proxies required to be voted “AGAINST” any proposal against such adjournment.

The close of business on May 30, 2025, has been fixed as the “Record Date” for the determination of shareholders entitled to notice of and to vote at the Fund’s Meeting and all postponements or adjournments thereof.

The Fund issues common shares of beneficial interest (“Common Shares”) and preferred shares of beneficial interest (“Preferred Shares”), par value $0.001 (the “Shares”).

As of the Record Date, there were 425,389.38 Common Shares outstanding and 515 Preferred Shares outstanding.

In order that your Shares may be represented at the Meeting, you are requested to vote on the following matter:

PROPOSAL:

ADOPTION OF FUNDAMENTAL POLICY TO CONDUCT REPURCHASE OFFERS

On May 2, 2025, the Board unanimously voted to convert the Fund to an interval fund, subject to Shareholder approval. An interval fund is a closed-end investment management company that has adopted a fundamental policy to conduct periodic repurchases of its outstanding Common Shares pursuant to Rule 23c-3 under the Investment Company Act of 1940, as amended (the “1940 Act”). The Board is seeking your approval to adopt the policy to conduct periodic repurchases of the Fund’s Common Shares on a quarterly basis (the “Repurchase Policy”).

Background and Rationale

Currently, the Fund intends, but is not obligated, to conduct quarterly tender offers to repurchase Common Shares. Such tender offers are made at the sole discretion of the Board, and there is no assurance that a tender offer will be made in any particular quarter or that the Fund will continue to make tender offers in the future.

The Board recommends a vote for the proposal to approve the adoption of the Repurchase Policy, as it will assure consistent and predictable liquidity opportunities for Shareholders. As described in greater detail below, upon implementing the Repurchase Policy, the Fund will be required to conduct quarterly repurchase offers outside of certain limited exceptions.

Pursuant to the Repurchase Policy, the Fund will offer to make one repurchase offer of no less than 5% and no more than 25% of its outstanding Common Shares in each calendar quarter at a price equal to the Fund’s then-current net asset value per Common Share (“NAV”). Such repurchases are referred to as “Mandatory Repurchases” because the Fund is required to conduct the repurchase offer unless certain limited circumstances occur (as set forth below under the heading “Suspension or Postponement of Mandatory Repurchase”). The Board currently intends to make a repurchase offer for 5% of the Fund’s outstanding Common Shares each calendar quarter. If a repurchase offer by the Fund is oversubscribed, the Fund may purchase additional Common Shares up to a maximum amount of an additional 2% of the outstanding Common Shares of the Fund. If the Fund determines not to repurchase more than the repurchase offer amount, or if Shareholders tender Common Shares in an amount exceeding the repurchase offer amount plus 2% of the Common Shares outstanding on the Repurchase Request Deadline (as defined below), the Fund will repurchase such Common Shares on a pro rata basis. There is no guarantee that Shareholders will be able to sell all of the Common Shares they desire in a Mandatory Repurchase. The Fund intends to maintain liquid securities, cash or access to a bank line of credit in amounts sufficient to meet the quarterly redemption offer requirements.

If the Repurchase Policy is approved, the offer to repurchase Common Shares will be a fundamental policy of the Fund that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Shareholders of Common Shares will be notified in writing of each Mandatory Repurchase and the date that the repurchase offer will end (the “Repurchase Request Deadline”). Common Shares will be repurchased at the Fund’s then-current NAV determined as of the Fund’s close of business (which is generally the close of regular trading on the New York Stock Exchange (“NYSE”), normally 4:00 p.m. Eastern time) and no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each a “Repurchase Pricing Date”).

Common Shares tendered for repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The time between the notification to Shareholders and the Repurchase Request Deadline may vary from no more than 42 days to no less than 21 days.

The Board may establish other policies for repurchases of Common Shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

Determination of Repurchase Offer Amount

The Board, in its sole discretion, will determine the number of Common Shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for the given Repurchase Request Deadline. The Repurchase Offer Amount will be no less than 5% and no more than 25% of the total number of Common Shares outstanding on the Repurchase Request Deadline. Investors should not rely on Mandatory Repurchases being made in amounts in excess of 5% of the total number of Common Shares outstanding. If a repurchase offer by the Fund is oversubscribed, the Fund may, but is not required to, purchase additional Common Shares up to a maximum amount of an additional 2% of the outstanding Common Shares of the Fund. If Shareholders tender for repurchase more than the Repurchase Offer Amount plus an additional 2% (if applicable), the Fund will repurchase the Common Shares on a pro rata basis, provided that the Fund may accept all Common Shares tendered for Mandatory Repurchase by Shareholders who own less than one hundred Common Shares and who tender all of their Common Shares, before prorating other amounts tendered.

Notice to Shareholders

No less than 21 days and no more than 42 days before each Repurchase Request Deadline, the Fund shall send to each Shareholder of record and to each beneficial owner of the Common Shares that are the subject of the repurchase offer a notification (“Shareholder Notice”). The Shareholder Notice will contain information Shareholders should consider when deciding whether or not to tender their Common Shares for Mandatory Repurchase. The notice also will include detailed instructions on how to tender shares for the Mandatory Repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The Shareholder Notice also will set forth the NAV computed by the Fund no more than seven days before the date of the Shareholder Notice, and how Shareholders may ascertain the NAV after the date of the Shareholder Notice.

Repurchase Price

The Common Share repurchase price will be the then-current NAV as of the Fund’s close of business (which is generally the close of regular trading on the NYSE, normally 4:00 p.m. Eastern time) on the Repurchase Pricing Date. The Shareholder Notice also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the Mandatory Repurchase.

Repurchase Amounts and Payment of Proceeds

Common Shares tendered for Mandatory Repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the Mandatory Repurchase will be made on the purchase payment date, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of Common Shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

Suspension or Postponement of Mandatory Repurchase

The Fund may suspend or postpone a Mandatory Repurchase pursuant to a vote by a majority of the Board, including a majority of its independent trustees, and only: (i) if making or effecting the Mandatory Repurchase would cause the Fund to lose its status as a RIC under the Internal Revenue Code of 1986, as amended; (ii) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (iii) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (iv) for such other periods as the SEC may by order permit for the protection of Shareholders of the Fund. If a Mandatory Repurchase is suspended or postponed, the Fund will provide notice to its Shareholders of such suspension or postponement. If the Fund renews the Mandatory Repurchase, the Fund will send a new notification to its Shareholders in compliance with Rule 23c-3.

Liquidity Requirements

The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the Shareholder Notice is sent until the Repurchase Pricing Date. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline. The Board will adopt additional procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with a Mandatory Repurchase and the liquidity requirements described in this section. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board will take whatever action it deems appropriate to ensure compliance.

Risks Related to the Approval of the Proposal

Mandatory Repurchases will typically be funded from available cash or access to a bank line of credit in amounts sufficient to meet the quarterly repurchase offer requirements. Payment for repurchased Common Shares, however, may require the Fund to liquidate portfolio holdings earlier than the Adviser, otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of Common Shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their shares in a Mandatory Repurchase by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. The sale of portfolio securities to fund Mandatory Repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s NAV. In addition, the Fund may sell portfolio securities at an inopportune time and may suffer losses or unexpected tax liabilities. Repurchase of the Fund’s Common Shares will tend to reduce the amount of outstanding Common Shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio, to the extent that additional Common Shares are not sold and expenses otherwise remain the same (or increase). In addition, the repurchase of Common Shares by the Fund will be a taxable event to Shareholders participating in the repurchase.

The Fund is intended as a long-term investment. The Mandatory Repurchases will be the only means of liquidity provided by the Fund through which Shareholders have a right to redeem their Common Shares, subject to a limited number of extenuating circumstances. Because the Fund will provide liquidity through the Mandatory Repurchases, it does not anticipate seeking to complete a liquidation event in the future. Additionally, under the Repurchase Policy, the Mandatory Repurchase will only occur quarterly, which will limit Shareholders’ options for liquidity through repurchases to once a quarter. Other than Mandatory Repurchases, Shareholders do not have the right to have their Common Shares redeemed by the Fund or transfer or exchange their Common Shares, other than limited rights of a Shareholder’s descendants to redeem Common Shares in the event of such Shareholder’s death pursuant to certain conditions and restrictions. The Fund’s Common Shares are not traded on a national securities exchange.

Vote Required

Approval of the Proposal requires the affirmative vote of a majority of the Fund’s outstanding voting shares, voting in the aggregate. The 1940 Act defines a “majority vote” as the vote of Shareholders owning the lesser of (a) 67% or more of the shares present at a meeting of Shareholders, if the holders of more than 50% of a fund’s outstanding shares are present or represented by proxy at such meeting; or (b) more than 50% of a fund’s outstanding voting shares.

The Board recommends a vote “FOR” the Proposal.

FIVE PERCENT SHAREHOLDERS

As of April 1, 2025, management knew of the following persons or entities who owned beneficially 5% or more of the outstanding shares of beneficial interest of the Fund:

Shareholder	Class of Shares	Percentage Owned
General Electric Pension Trust	Common Shares	41.2%
Raytheon Technologies Corporation Master Retirement Trust	Common Shares	58.8%

As of April 1, 2025, the trustees and officers of the Fund as a group beneficially owned less than one percent of the Fund’s Shares.

ADDITIONAL INFORMATION

To request a copy of the Fund’s confidential private placement memorandum, semi-annual report or annual report, without charge, please call 1-855-844-8655. These materials are also available, without charge, on the SEC’s website at www.sec.gov.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP (“Deloitte”), 555 Mission Street, San Francisco, California 94105, served as the Fund’s independent registered public accounting firm for the Fund’s fiscal year ended December 31, 2024. The Fund does not know of any direct financial or material indirect financial interest of Deloitte in the Fund.

Principal Accounting Fees and Services

The following table sets forth for the Fund the aggregate fees billed by Deloitte to the Fund for the period from January 1, 2023 to December 31, 2024, as a result of professional services rendered for:

(1) Audit Fees for professional services provided by Deloitte for the audit of the Fund’s annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements;

(2) Audit-Related Fees for assurance and related services by Deloitte that are reasonably related to the performance of the audit of the Fund’s financial statements and are not reported under “Audit Fees”;

(3) Tax Fees for professional services by Deloitte for tax compliance, tax advice and tax planning; and

(4) All Other Fees for products and services provided by Deloitte other than those services reported in above under “Audit Fees,” “Audit Related Fees” and “Tax Fees”.

	12/31/2024	12/31/2023
(a)Audit Fees	$275,000	$225,000
(b)Audit-Related Fees	$0	$0
(c)Tax Fees	$11,250	$11,610
(d)All Other Fees	$0	$0

The Fund’s Audit Committee Charter requires that the Audit Committee pre-approve (i) all audit and non-audit services that the Fund’s independent auditors provide to the Fund, and (ii) all non-audit services that the Fund’s independent auditors provide to the Adviser and any entity controlling, controlled by, or under common control with the Adviser that provides ongoing services to the Fund, if the engagement relates directly to the operations and financial reporting of the Fund; provided that the Committee may implement policies and procedures by which such services are approved other than by the full Committee prior to their ratification by the Committee. All of the audit, audit-related, tax and other services described above for which Deloitte billed the Fund fees for the fiscal year ended December 31, 2024 were pre-approved by the Audit Committee.

The aggregate non-audit fees billed by Deloitte for services rendered to the Fund and rendered to the Adviser and any entity controlling, controlled by, or under common control with the Adviser that provides ongoing services to the Fund for the fiscal years ended December 31, 2023 and December 31, 2024 were $11,610 and $11,250 respectively.

The Investment Adviser and Administrator

KKR Credit Advisors (US) LLC is the Fund’s investment adviser and administrator.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of the reports filed with the SEC and upon representations that no applicable forms were required to be filed pursuant to Section 16(a) of the Exchange Act, the Fund believes that during the fiscal year ended December 31, 2024, its officers and Trustees complied with all applicable Section 16(a) filing requirements.

Broker Non-Votes and Abstentions

Abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the election. Abstentions, however, will be considered to be present at the Meeting for purposes of determining the existence of the Fund’s quorum. However, if a Shareholder does not provide voting instructions to its broker, the broker is not permitted to give a proxy with respect to such shares and those shares will not be counted as present for quorum or other purposes.

Shareholders of the Fund will be informed of the voting results of the Meeting in the Fund’s Semi-Annual Report for the period ending June 30, 2025.

OTHER MATTERS TO COME BEFORE THE MEETING

The Trustees of the Fund do not intend to present any other business at the Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters, including adjournments, are properly brought before the Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their judgment.

Shareholder Communications with Board

Shareholders may mail written communications to the Fund’s Board, to committees of the Board or to specified individual Trustees in care of the Secretary of the Fund, 555 California Street, 50th Floor, San Francisco, California 94104. All shareholder communications received by the Secretary will be forwarded promptly to the Board, the Board’s committee or the specified individual Trustees, as applicable, except that the Secretary may, in good faith, determine that a shareholder communication should not be so forwarded if it does not reasonably relate to the Fund or its operations, management, activities, policies, service providers, Board, officers, shareholders or other matters relating to an investment in the Fund or is purely ministerial in nature.

Persons to be Named as Proxies

The Board has named Thomas Murphy and Michael Nguyen to serve as proxies (with full power of substitution) who are authorized to vote shares of the Fund owned by record shareholders.

SHAREHOLDER PROPOSALS

The Fund is not required and does not intend to hold a meeting of shareholders each year. Instead, meetings will be held only when and if required by law or as otherwise determined by the Board. Any shareholder desiring to present a proposal for consideration at the next meeting of shareholders of the Fund must submit the proposal in writing, so that it is received by the Fund within a reasonable time before any meeting. Proposals should be sent to the Fund at its address stated on the first page of this Proxy Statement.

IF VOTING BY PAPER PROXIES, IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND A MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

KKR ASSET-BASED INCOME FUND
555 CALIFORNIA STREET, 50TH FLOOR
SAN FRANCISCO, CA 94104
SCAN TO
VIEW MATERIALS & VOTE
To vote by Internet
1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website www.proxyvote.com or scan the QR Barcode above
3) Follow the instructions provided on the website.
To vote by Telephone
1) Read the Proxy Statement and have the proxy card below at hand.
2) Call 1-800-690-6903
3) Follow the instructions.
To vote by Mail
1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V75057-S14938
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL.
1. To adopt a new fundamental policy under which the Fund will periodically offer to repurchase common shares of beneficial interest pursuant to Rule 23c-3 under the Investment Company Act of 1940, as amended in an amount of not less than 5% and not more than 25% of the Fund’s outstanding common shares of beneficial interest at net asset value once every calendar quarter.
For Against Abstain
Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature [Joint Owners] Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting of Shareholders and Proxy Statement for this meeting are available at www.proxyvote.com.
V75058-S14938
KKR ASSET-BASED INCOME FUND
THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES
The undersigned hereby appoints Michael Nguyen and Thomas Murphy, each of them proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of KKR Asset-Based Income Fund (the “Fund”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, NY 10036, on Monday, June 16, 2025 at 10:00 a.m. (Eastern Time) and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and accompanying Proxy Statement and hereby instructs said proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting, in person or by substitute (or, if only one shall be so present, then that one), shall have and may exercise all of the power or authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.
This proxy, if properly executed, will be voted in the manner directed by the shareholder or “FOR” the Proposal if no choice is indicated. Please refer to the Proxy Statement for a discussion of the Proposal.
(Continued and to be signed on the reverse side)
PLEASE VOTE, DATE AND SIGN THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.